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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, effective the 1st day of January, 1996, is made by and between PREMIER BANK OF EAST TENNESSEE (the "Bank"), GREENE COUNTY BANCSHARES, INC. ("Bancshares") and WILLIAM C. ADAMS, JR. (the "Executive").

                                  WITNESSETH:

         WHEREAS, Bancshares owns 100% of the outstanding common stock of the Bank; and

         WHEREAS, the Bank, Bancshares and the Executive desire to enter into an employment relationship with the other; and

         WHEREAS, the Bank and the Executive each deem it necessary and desirable to execute a written document setting forth the terms and conditions of said relationship.

                 NOW, THEREFORE, in consideration of the employment of the Executive by the Bank, of the mutual covenants, promises and agreements herein made, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Bank hereby employs Executive's full-time services as President, Chief Executive Officer and Director of Bank, for a term of one year commencing on January 1, 1996 (the "Commencement Date"). Executive hereby accepts such employment. This Employment Agreement shall automatically be extended for additional one year terms one year from the Commencement Date and annually thereafter, unless terminated by thirty (30) days advance written notice given by either the Executive or the Bank. Executive shall diligently perform the duties customarily performed by such officer, subject to the authority of the Board of Directors (the "Board") of the Bank, and shall hold and perform all of the responsibilities and duties prescribed by the Board and by the Bylaws of the Bank. During the term of this Agreement, Executive will devote his full time and effort to his duties hereunder, to the exclusion of all other employment or business interests other than passive personal investments, charitable, religious or civic activities.

         2. BASE SALARY. As compensation for his services to the Bank, the Bank agrees to pay Executive an annual salary of Seventy Five Thousand and No/100 Dollars ($75,000.00) commencing on the Commencement Date (the Base Salary"). The annual salary shall be paid according to the normal payroll practices of the Bank for other employees. Effective one year from the Commencement Date, Executive shall be paid such Base Salary, which shall not be less than Seventy Five Thousand and No/100 Dollars, and compensation as the Board of the Bank may recommend. Any such salary and compensation recommended by the Board of the Bank must be ratified and approved by Greene County Bancshares, Inc.
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Payment will be in accordance with the Bank's payroll policies in effect from time to time. In addition Executive will receive the normal Bank Board fee for attendance at board of directors and committee meetings.

         3.      BONUS.

         (a) Employee shall be entitled to receive an additional annual bonus compensation (the "Bonus") determined by the Executive and the President of Greene County Bank after taking into consideration the earnings and growth of the Bank. For the five consecutive years following the Commencement Date, the Bonus shall amount to not less than twenty percent (20%) of the Base Salary nor greater than thirty-five percent (35%) of the Base Salary.

         (b) In addition, the Bank, in its discretion, may, with respect to any year during the term hereof, award a bonus or bonuses to the Executive in addition to the Bonus provided for in Section 3(a). The compensation provided for in this Section and Section 3(a) shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Executive.

         4. BENEFITS. The Bank agrees to provide Executive with the following benefits, commencing with the Commencement Date, or as soon thereafter as practicable, and continuing for so long as Executive is employed under this Employment Agreement or any extension thereof:

         (a) An insurance program (or similar programs) which is maintained for all Bank personnel. In addition, the Bank shall provide major medical, hospitalization, disability and dental insurance paid consistent with normal practices for executive employees for the benefit of the Executive and Executive's dependents.

         (b) An annual paid vacation according to normal policies of the Bank for senior executives.

         (c) Use of a six-passenger sedan automobile including all operating and maintenance expenses.

         (d) Reimbursement of monthly dues and Bank-related expenses of Executive at Springbrook Country Club.

         (e)     Participation in the Bank's 401-K Plan;

         (f)     Other benefits as the Board may approve from time to time.

         5. INVESTMENT IN STOCK OF BANCSHARES. Bancshares and the Executive agree and acknowledge that upon the date of this Employment Agreement, Executive shall

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immediately become a fully vested participant in the existing Greene County
Bancshares, Inc. Senior Management Stock Option Plan.

         6. EXPENSES. Executive is authorized to incur necessary and customary expenses in connection with the business of the Bank, including expenses for entertainment, trade association meetings, travel, promotion and similar matters. The Bank will pay or reimburse Executive, pursuant to Bank policy, for such expenses upon presentation by Executive of the appropriate records which verify such expenses.

         7. TERMINATION. This Agreement shall terminate upon the first to occur of the following:

         (a)     The death of Executive;

         (b)     Termination by Bank "for cause," as defined in paragraph 8;

         (c) Termination by Executive; provided, that Executive shall give not less than thirty (30) days' written notice of termination. Upon receipt of notice of intended termination given by Executive, the Bank reserves the right to terminate the Executive's employment effective immediately, provided that in such instance, the Bank shall pay an amount equal to Executive's Base Salary due for the remainder of the thirty (30) day notice period to the termination date, or thirty (30) days, whichever is less.

         In the event of termination for any cause outlined in 8(a) through
(c), no severance or other payment shall be made to Executive; however, nothing contained in this paragraph 8 shall be construed to abrogate the obligations to Executive, or his personal representative, or his heirs, as the case may be, in respect to all rights which shall accrue prior to termination.

         8. TERMINATION FOR CAUSE. As used in paragraph 8(c), termination "for cause" shall include acts of dishonesty; conviction of a felony; breach of this Agreement by Executive; or willful or gross negligence in carrying out the activities for which employed. "For cause" is not intended to include disagreements over management philosophy or other such intangibles.

         9. DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive acknowledges that the Bank possesses certain methods of operation and information concerning its business affairs, including customer lists and other customer information, which are valuable, special and unique assets of its business. Without prior Board approval, Executive agrees not to disclose, during or after the term of his employment, any such information, or any part thereof to any bank, person, firm, corporation, association or other entity for any reason or purpose whatsoever.

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         10.     NON-INTERFERENCE WITH PERSONNEL RELATIONS.  Except for
Executive's personal executive secretary, Executive shall not, directly or indirectly, during his employment and for a period of twenty-four (24) months immediately following the termination of his employment with the Bank, knowingly solicit, entice or persuade any other employees or agents of the Bank to leave the services of the Bank to engage in the business of providing banking or investment banking services for any corporation, partnership, association trust or other entity or person carrying on business in McMinn County, Tennessee.

         11. ASSIGNMENT. The rights and obligations of the Bank and Executive (except the Executive's obligation to perform services) under this Agreement shall inure to the benefit of and shall be binding upon their respective successors, if any. The rights and obligations of Executive under this Agreement shall inure only to the benefit of Executive, are not assignable by Executive to any other person or entity by virtue of the unique and personal nature of Executive's services.

         12. ENTIRE AGREEMENT. Except for the Employment Agreement with Greene County Bancshares, Inc. and Noncompetition Agreement executed contemporaneously herewith, this Agreement contains the entire agreement between the parties and supersedes all prior discussion, understanding and commitments, whether oral or written. This Agreement cannot be amended or modified except by subsequent written agreement signed by all parties hereto.

         13. ATTORNEYS' FEES AND COSTS. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

         14. CONTROLLING LAW. This Agreement is being executed in and will be performed in the State of Tennessee and shall be construed, controlled and interpreted according to the laws of Tennessee.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   PREMIER BANK OF EAST TENNESSEE

                                   By:   /s/ William C. Adams, Sr.
                                        ---------------------------------------
                                   Its:  Chairman
                                        ---------------------------------------

                                   EXECUTIVE:

                                    /s/ William C. Adams, Jr.
                                   --------------------------------------------
                                   WILLIAM C. ADAMS, JR.

                                   GREENE COUNTY BANCSHARES


                                   By:   /s/ Stan Puckett
                                        ----------------------------------------
                                   Its:  President
                                        ----------------------------------------





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